As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marchex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2194038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marchex, Inc.

413 Pine Street, Suite 500

Seattle, WA 98101

(Address of Principal Executive Offices)

2003 Amended and Restated Stock Incentive Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

Russell C. Horowitz

Chairman and Chief Executive Officer

Marchex, Inc.

413 Pine Street, Suite 500

Seattle, WA 98101

(206) 774-5000

(Name and address, including zip code and telephone number, including area code of agent for service)

Copy to:

Francis J. Feeney, Jr., Esq.

Nixon Peabody LLP

100 Summer Street

Boston, MA 02110-2131

(617) 345-1000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2003 Amended and Restated Stock Incentive Plan
Class B Common Stock, $0.01 par value	3,477,450 Shares	$3.44(2)	$11,962,428	$1,515.64
Class B Common Stock, $0.01 par value	1,498,653 Shares	$11.85(3)	$17,759,038	$2,250.07
2004 Employee Stock Purchase Plan
Class B Common Stock, $0.01 par value	300,000 Shares	$11.85(4)	$3,555,000	$450.42
TOTAL	5,276,103 Shares		$33,276,466	$4,216.13

(1)	This registration statement shall also cover any additional shares of Class B common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class B common stock.

(2)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of 3,477,450 shares subject to outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Class B common stock as reported on the Nasdaq National Market on June 21, 2004.

(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Class B common stock as reported on the Nasdaq National Market on June 21, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Marchex will send or give the documents containing the information specified in Part I of Form S-8 to participants as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. Marchex does not need to file these documents with the Commission either as a part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Marchex will include the written statement required by Item 2 in the documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

(a) The registrant’s prospectus filed on March 31, 2004 (File No. 333-111096) pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed;

(b) The registrant’s quarterly report on Form 10-QSB filed with the Commission on May 17, 2004; and

(c) The description of the registrant’s Class B common stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) on March 30, 2004, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.	Description of Securities. Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Class B common stock offered by this prospectus will be passed upon for us by Nixon Peabody LLP. As of the date of this registration statement, a partner with the law firm of Nixon Peabody LLP beneficially owns 33,000 shares of Class B common stock.

Item 6.	Indemnification of Directors and Officers.

The registrant’s certificate of incorporation and by-laws provide that the registrant shall indemnify its officers, directors and certain others to the maximum extent permitted by the General Corporation Law of the State of Delaware (“DGCL”).

Section 145 of DGCL provides in relevant part as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

DGCL does not allow for the elimination or limitation of liability of a director: (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 thereof; or (iv) for any transaction from which the director derived an improper personal benefit. DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

In addition, pursuant to registrant’s certificate of incorporation and by-laws, registrant shall indemnify its directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers. Registrant has entered into indemnification agreements with each of its directors and executive officers.

Item 7.	Exemption from Registration Claimed. Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	2003 Amended and Restated Stock Incentive Plan.

4.2*	2004 Employee Stock Purchase Plan.

5.1	Opinion of Nixon Peabody LLP.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 25, 2004.

Marchex, Inc.

By:	/s/ Russell C. Horowitz
Russell C. Horowitz
Chairman Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Marchex, Inc., hereby severally constitute and appoint Russell C. Horowitz and Michael A. Arends, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement of Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Marchex, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Russell C. Horowitz Russell C. Horowitz Chairman and Chief Executive Officer (Principal Executive Officer)	June 25, 2004

/s/ Michael A. Arends Michael A. Arends Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2004

/s/ John Keister John Keister President, Chief Operating Officer and Director	June 25, 2004

/s/ Dennis Cline Dennis Cline Director	June 25, 2004

/s/ Jonathan Fram Jonathan Fram Director	June 25, 2004

/s/ Rick Thompson Rick Thompson Director	June 25, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	2003 Amended and Restated Stock Incentive Plan.

4.2*	2004 Employee Stock Purchase Plan.

5.1	Opinion of Nixon Peabody LLP.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to the exhibits filed with Marchex, Inc.’s Registration Statement on Form SB-2 (Registration Statement No. 333-111096) as amended and incorporated herein by reference.